Exhibit 99.1

Polished.com Announces Reverse Stock Split

BROOKLYN, N.Y.--(BUSINESS WIRE)-- Polished.com Inc. (the “Company” or “Polished”) (NYSE American: POL) today announced that the Board of Directors and stockholders of the Company approved a 1-for-50 reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock (the “Common Stock”) that will become effective at 12:01 a.m. ET on October 20, 2023. The Company’s Common Stock will continue to trade on the NYSE American under the existing symbol “POL.”

The Reverse Stock Split was approved by the Company’s stockholders at the Special Meeting of Stockholders (the “Special Meeting”) on October 19, 2023. As a result of the Reverse Stock Split, every 50 shares of Common Stock issued and outstanding will be automatically combined into one share of Common Stock. The Reverse Stock Split will proportionately reduce the number of outstanding shares of Common Stock from approximately 105.5 million shares to approximately 2.1 million shares and the ownership percentage of each stockholder will remain unchanged other than as a result of fractional shares. The Company will pay cash for fractional shares.

The Reverse Stock Split is part of the Company’s plan to regain compliance with the $0.20 per share minimum closing price required to maintain continued listing on the NYSE American.

About Polished.com Inc.

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project’s budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its “Love-It-Or-Return-It” 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Additional Information and Where to Find It

Polished is holding the Special Meeting to approve the reverse stock split. In connection with seeking shareholder approval, Polished has filed with the SEC a proxy statement and other documents describing the proposed transaction. Stockholders are urged to read the proxy statement because it contains important information about the transaction. A definitive proxy statement will be sent to the stockholders of Polished seeking their approval of the reverse stock split. Stockholders may obtain a free copy of the proxy statement and other documents filed by Polished with the SEC at the SEC’s Web site at www.sec.gov, or by directing a request to Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary.

Participants in Solicitation

Polished and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Polished in connection with the Reverse Stock Split. Information about the directors and executive officers of Polished is set forth in Polished’s Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on July 31, 2023, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on August 1, 2023 and Amendment No. 2 on Form 10-K/A filed with the SEC on August 8, 2023, and the proxy statement filed with the SEC on December 19, 2022. Additional information regarding the interests of these participants and other persons who may be deemed participants in the Reverse Stock Split may be obtained by reading the proxy statement filed on September 28, 2023 regarding the Reverse Stock Split.

Contacts

Investor Relations

ir@polished.com